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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            ILX LIGHTWAVE CORPORATION
             (Exact name of registrant as specified in its charter)

                  MINNESOTA                              81-0438752
           (State of incorporation                    (I.R.S. Employer
              or organization)                       Identification No.)

          31950 EAST FRONTAGE ROAD
              BOZEMAN, MONTANA                              59715
  (Address of principal executive offices)               (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this Form relates:
333-45120

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                  Name of each exchange on which
             to be so registered                  each class is to be registered

               Not Applicable                             Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                                (Title of class)

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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       The Description of Capital Stock section included in ILX Lightwave Corporation's (the "Company") registration statement on Form S-1 (File No. 333-45120), as amended, which registration statement was initially filed on September 1, 2000, is incorporated herein by reference.

ITEM 2.    EXHIBITS.

         Number            Description

         3.1* Amended and Restated Articles of Incorporation of the Company.

         3.2*              Amended and Restated Bylaws of the Company.

         4.1*              Form of Common Stock Certificate.

* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-45120).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 6, 2000                    ILX LIGHTWAVE CORPORATION


                                           /s/ Lawrence A. Johnson
                                           -------------------------------------
                                           Lawrence A. Johnson
                                           President and Chief Executive Officer


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